                                                                EXHIBIT 10.155.1



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                    PURCHASE AND SALE OF OPTION AGREEMENT

                                BY AND BETWEEN

                           PAXSON COMMUNICATIONS OF
                               ATLANTA-14, INC.

                                     AND

                       GLOBAL BROADCASTING SYSTEMS, INC


                                    * * *


                                MARCH 26, 1997



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                    PURCHASE AND SALE OF OPTION AGREEMENT


        This PURCHASE AND SALE OF OPTION AGREEMENT is made as of March 26, 1997, by and between Paxson Communications of Atlanta-14, Inc., a Florida corporation ("Paxson"), and Global Broadcasting Systems, Inc., a Delaware corporation ("Buyer").

                                   RECITALS


        A. Paxson, Whitehead Media, Inc. ("Whitehead"), Whitehead Broadcasting of Georgia, Inc. ("Whitehead-Broadcasting") and Whitehead Media of Georgia, Inc. ("Whitehead-Georgia") ("Whitehead-Broadcasting and Whitehead-Ohio are collectively referred to herein as the "Sellers" and individually as a "Seller") are parties to an Option Agreement dated December 29, 1995 as amended on December 31, 1996, and further amended on March 26, 1997 (as amended, the "Option Agreement"), pursuant to which Sellers have granted to Paxson an exclusive and irrevocable option (the "Option") to purchase the assets, real personal and mixed, tangible and intangible, owned and held by Sellers that are used or useful in the conduct of the business and operations of Television Station WNGM(TV), Channel 34, Athens, Georgia (the "Station") (such assets are referred to herein as the "Station Assets").

        B. Sellers own all of the Station Assets, including all of the licenses, permits and other authorizations issued by the Federal Communications Commission (the "FCC") in connection with the Station.

        C. Buyer has agreed to buy and Paxson has agreed to sell to buyer the Option on the terms and conditions set forth herein.

        NOW THEREFORE, in consideration of the above and of the mutual promises and covenants contained herein, and other good and valuable consideration, the parties, intending to be legally bound, agree as follows:

        1. Assignment of Option. Paxson hereby grants, sells, assigns and transfers to Buyer all of its rights, title and interest in and to the Option and to the Option Agreement subject to the terms and conditions hereof.

        2. Acceptance. Buyer hereby accepts the assignment of all of Paxson's rights, title and interest in and to the Option an the Option Agreement and hereby agrees to assume all of Paxson's obligations thereunder subject to the terms and conditions hereof.

        3. Exercise of Option. Simultaneously with the execution of this Agreement, Buyer shall exercise the Option by executing the Asset Purchase Agreement in the form attached hereto as Exhibit A (the "Purchase Agreement") and Paxson shall advise the Sellers in writing of the option assignment and exercise and provide Sellers with a copy of the Purchase Agreement.
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                                     -2-


        4. Performance of Purchase Agreement. Buyer hereby agrees to use good faith efforts to consummate the transactions contemplated by the Purchase Agreement, including, without limitation, to file and prosecute any and all applications with the FCC which are required by the Purchase agreement. Buyer hereby agrees to comply with the terms and provisions of the Purchase Agreement. Buyer shall not otherwise amend or change any terms of the Purchase Agreement without the consent of Paxson if (i) such amendment or change is reasonably likely to cause the transactions contemplated by the Purchase agreement not to be consummated or to be delayed or (ii) such amendment or change is reasonably likely to reduce the Purchase Price (as defined below) payable hereunder by Buyer to Paxson. Nothing contained in this Section 4 shall limit Buyers's rights under the Purchase Agreement or limit Buyer's rights to terminate the Purchase Agreement in accordance with the terms thereof.

        5. Purchase Price. In consideration for the assignment by Paxson of its rights, title and interest in and to the Option and the Option Agreement, Buyer hereby agrees to pay Paxson a purchase price (the "Purchase Price") equal to $50,000,000 reduced by (i) the amount of the purchase price payable to Sellers under the Purchase Agreement less the amount of any advance toward the payment of such purchase price paid by Paxson to Sellers prior to the closing date under the Purchase Agreement pursuant to the Option Agreement, as amended and (ii) the portion of the principal amount outstanding, together with accrued and unpaid interest, under the Credit Agreement dated as of December 29, 1995 (the "Credit Agreement"), among Whitehead and its Affiliates, the several Lenders from time to time parties thereto, CIBC Inc., as Documentation Agent, and Banque Paribas as Administrative Agent that is allocable to the Station as set forth in Schedule 6.03 to the Credit Agreement and Section 2.4 of the Purchase Agreement, as of the Purchase Agreement Closing Date (as defined below) (the "Payoff Amount"). The Purchase Price shall be further reduced on the purchase Agreement Closing Date by the Escrow Deposit described in Section 7 [which portion of the Purchase Price shall be paid in accordance with Sections 7(a) and (b)]. The Purchase Price shall be paid by Buyer to Paxson on the closing date under the Purchase Agreement (the "Purchase Agreement Closing Date") by wire transfer of immediately available funds to an account designated by Paxson.

        6. Pay-Off Amount. On the Closing Date, Buyer shall pay or cause to be paid the Payoff Amount to the Lenders under the Purchase Agreement.

        7. Escrow. No later than April 4, 1997, Buyer shall deposit in escrow with First Union National Bank of Florida (the "Escrow Agent") $5,000,000 (the "Escrow Deposit"). The Escrow Deposit shall be held in accordance with the terms hereof and the Escrow Agreement attached hereto as Exhibit B. The Escrow Deposit shall be payable as follows:

            (a) On the Purchase Agreement Closing Date, $4,500,000 of the Escrow Deposit shall be disbursed to Paxson as a credit towards the payment by Buyer of the Purchase Price and any interest or other proceeds from the investment of the Escrow Deposit shall be disbursed to Buyer.
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                                      -3-

                (b) $500,000 of the Escrow Deposit (the "Indemnification Fund") shall remain in the Escrow Account for twelve months after closing as security for any liability of Sellers to Buyer under Section 10 of the Purchase Agreement. The Indemnification Fund, less any reserves or deductions to cover Sellers' indemnification obligations to Buyer under Section 10 of the Purchase Agreement, shall be disbursed to Paxson, along with all accrued interest thereon, at the expiration of the aforesaid twelve-month period.

                (c) The Escrow Deposit shall be disbursed to Paxson if the Purchase Agreement is terminated by Sellers due to Buyer's material breach of the Purchase Agreement. In such event, any and all interest earned on the Escrow Deposit shall be paid to Buyer.

                (d) The Escrow Deposit together with any interest or other proceeds earned thereon shall be disbursed to Buyer if the Purchase Agreement is terminated pursuant to Section 9.1 or 9.2 of the Purchase Agreement and Buyer is not in material breach of the Purchase Agreement.

        If the Escrow Deposit is disbursed to Paxson pursuant to Section 7(c), then such payment shall be liquidated damages and shall constitute full payment and the exclusive remedy for any damages suffered by Paxson by reason of Buyer's breach of this Agreement or the Purchase Agreement. Paxson and Buyer agree in advance that actual damages would be difficult to ascertain and that the amount of the Escrow Deposit is a fair and equitable amount to reimburse Paxson for damages sustained due to Buyer's breach of this Agreement or the Purchase Agreement.

        8. Unwind. The assignment by Paxson of its rights, title and interest in and to the Option and the Option Agreement to Buyer shall be automatically rescinded, all rights, title and interest of Paxson in and to the Option and the Option Agreement shall be automatically returned to Paxson and this Agreement shall be automatically rescinded and terminated if (i) the transactions contemplated by the Purchase Agreement have not been consummated prior to April 1, 1998, or (ii) the Purchase Agreement is terminated for any reason whatsoever.

        9.      Representations and Warranties of Paxson.

                Paxson hereby represents and warrants to Buyer as follows:

                (a) Organization, Standing Authority, Ownership. Paxson is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to execute, deliver, and perform this Agreement in accordance with its terms.

                (b) Authorization and Binding Obligation. The execution, delivery and performance of this Agreement by Paxson have been duly authorized by all necessary corporate
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action on the part of Paxson. This Agreement has been duly executed and delivered by Paxson and constitutes a legal, valid, and binding obligation of Paxson, enforceable against Paxson in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

        (c) Absence of Conflicting Agreements. Subject to the receipt of the consent of the Lenders under the Credit Agreement, the execution, delivery and performance by Paxson of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of any third party; (ii) will not conflict with the Articles of Incorporation or By-laws of Paxson; (iii) will not conflict with, result in a breach of, or constitute a default under, any applicable law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; and (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license or permit to which Paxson is a party or by which Paxson may be bound.

        (d) Brokers. Other than Media Venture Partners (whose fee will be paid by Paxson), neither Paxson nor any person or entity acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

        (e) Ownership of the Option. Paxson is the lawful owner of the Option free and clear of all liens, security interests, claims or encumbrances of any nature whatsoever and has the right under the Option Agreement to transfer the Option of Buyer. Pursuant to Section 3 hereof, Paxson will give to Sellers the notices required by the Option Agreement to effectuate this assignment. The Option Agreement is in full force and effect.

        (f) Litigation. There are not claims, disputes, actions, proceedings, suits, arbitrations or investigations pending or to Paxson's knowledge, threatened, relating to the Option or the Option Agreement.

    10. Representations and Warranties of Buyer.

        Buyer hereby represents and warrants to Paxson as follows:

        (a) Organization, Standing Authority and Ownership. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to execute, deliver, and perform this Agreement and the Purchase Agreement and to perform the Option Agreement in accordance with their terms.
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                                      -5-

                (b) Authorization and Binding Obligation. The execution, delivery and performance of this Agreement and the Purchase Agreement by Buyer and the performance of the Option Agreement by Buyer have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

                (c) Absence of Conflicting Agreements. The execution, delivery and performance by Buyer of this Agreement and the Purchase Agreement and the performance by Buyer of the Option Agreement (with or without the giving of notice, the lapse of time or both): (i) do not require the consent of any third party; (ii) will not conflict with the Certificate of Incorporation or By-laws of Buyer; (iii) will not conflict with, result in a breach of, or constitute a default under, any applicable law, judgment, order, ordinance, injunction, decree, rule, regulation or ruling of any court or governmental instrumentality; and (iv) will not conflict with, constitute grounds for termination of, result in breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license or permit to which Buyer is a party or by which Buyer may be bound.

                (d) Brokers. Neither Buyer nor any person or entity acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

        11.     Miscellaneous.

                (a) Attorneys' Fees. In the event either party files a lawsuit or institutes other formal proceedings (including arbitration) for any remedy available under this Agreement, the prevailing party shall be entitled to be reimbursed by the other party for all reasonable expenses incurred hereby, including reasonable attorneys fees.

                (b) Fees and Expenses. Except as provided in Subsection (a) of this Section, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and representatives. Each party shall be reasonable for all fees or commissions payable to any other finder, broker, advisor, or similar person retained by or on behalf of such party.

                (c) Arbitration. Except as otherwise provided to the contrary below, any dispute arising out of or related to this Agreement that the parties hereto are unable to resolve by themselves shall be settled by arbitration by a panel of three (3) neutral arbitrators (meaning arbitrators who have had no prior relationship with the parties or their respective
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stockholders, directors, officers, or employees) who shall be selected in accordance with the procedures set forth in the commercial arbitration rules of the American Arbitration Association. The persons selected as arbitrators shall have prior experience in the broadcasting industry but need not be professional arbitrators, and persons such as lawyers, accountants, brokers and bankers shall be acceptable. Before undertaking to resolve the dispute, each arbitrator shall be duly sworn faithfully and fairly to hear and examine the matters in controversy and to make a just award according to the best of his or her understanding. The arbitration hearing shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association in Washington, D.C. The written decision of a majority of the arbitrators shall be final and binding on the parties hereto. The costs and expenses of the arbitration proceeding shall be assessed between the parties hereto in a manner to be decided by a majority of the arbitrators in accordance with Section
11 of this Agreement, and the assessment shall be set forth in the decision and award of the arbitrators. Judgment on the award, if it is not paid within thirty days, may be entered in any court having jurisdiction over the matter. No action at law or suit in equity based upon any claim arising out of or related to this Agreement shall be instituted in any court by any party hereto against the other except (i) an action to compel arbitration pursuant to this Section or (ii) an action to enforce the award of the arbitration panel rendered in accordance with this Section.

        (d) Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (d) addressed as follows:

If to Buyer:            Barbara Laurence
                        President
                        Global Broadcasting Systems, Inc.
                        1740 Broadway, 17th Floor
                        New York, New York 10019

With a copy to:         Regina Jabbour, Esq.
                        Global Broadcasting Systems, Inc.
                        1740 Broadway, 17th Floor
                        New York, New York 10019
                                and
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                            Lewis J. Paper, Esquire
                            Dickstein, Shapiro Morris & Oshinsky LLP
                            2101 L Street, N.W.
                            Washington, D.C. 20037

If to Paxson:               Lowell W. Paxson, Chairman
                            Paxson Communications of
                               Altanta-14, Inc.
                            601 Clearwater Park Road
                            West Palm Beach, FL 33401

With a copy to:             John R. Feore, Jr. Esq.
                            Dow, Lohnes & Albertson, PLLC
                            1200 New Hampshire Avenue, N.W.
                            Suite 800
                            Washington, D.C. 20036

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this
Section 11(d).

        (e) Benefit and Binding Effect. Neither party hereto may assign this Agreement without the prior written consent of the other party hereto; provided, that Buyer may assign this Agreement to any entity controlled by the same principals who control Buyer. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        (f) Further Assurances. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement.

        (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

        (h) Headings. The headings in this Agreement are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

        (i) Gender and Number. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other

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gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires.

                (j) Entire Agreement. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior and contemporaneous negotiations between the parties and cannot be amended. supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and which is signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

                (k) Press Release. Neither party shall publish any press release, make any other public announcement or otherwise communicate with any news media concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party; provided, however, that nothing contained herein shall prevent either party from promptly making all filings with governmental authorities as may, in its judgement be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, provided further, that, notwithstanding the foregoing, Buyer may file this Agreement or provide notification of it in any Form S-1 Registration Statement or any amendment thereof filed or to be filed with the Securities and Exchange Commission.

                (l) Conterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart wre upon the same instrument.

                (m) Hart-Scott-Rodino. Within ten (10) days after execution of the Purchase Agreement by Buyer and Sellers, Paxson and Buyer will mutually determine whether any application or other documents need to be filed with the Federal Trade Commission or the Department of Justice under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 ("HSR") with respect to this Agreement, and, if so, (i) Paxson and Buyer will file such application or other documents at the expiration of the aforesaid 10-day period; (ii) equally divide the cost of the filing fee; and (iii) refrain from consummating this Agreement until the expiration of the waiting period under HSR.

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   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


                                   PAXSON COMMUNICATIONS OF
                                   ATLANTA-14, Inc.


                                   By: /s/ LOWELL W. PAXSON
                                      -------------------------------------
                                      Name:  Lowell W. Paxson
                                      Title:



                                   GLOBAL BROADCASTING SYSTEMS, INC.


                                   By: /s/  Barbara Laurence
                                      -------------------------------------
                                      Name:  Barbara Laurence
                                      Title: President